Exhibit 10.1

AMENDMENT AGREEMENT

Dated as of March 16, 2009

among

Canadian Imperial Bank of Commerce (“Party A”),

Max Bermuda Ltd. (f/k/a Max Re Ltd.) (“Party B”)

and

Max Diversified Strategies Ltd. (f/k/a Max Re Diversified Strategies Ltd.) (“MDS”)

INTRODUCTION

WHEREAS, Party A and Party B are parties to an ISDA Master Agreement, including the Schedule thereto, dated as of February 18, 2003 (as amended on March 31, 2004, November 9, 2004 and February 28, 2007) and a Credit Support Annex dated as of February 18, 2003 (as amended on February 28, 2007) (collectively, the “Agreement”);

WHEREAS, Party A and Party B are parties to the Confirmation dated November 9, 2004, Reference # NY OT00146 (as amended by that certain Amendment to Confirmation dated February 28, 2005 and that certain Amendment to Confirmation dated February 28, 2007, the “Confirmation”);

WHEREAS, Party A, Party B and MDS are parties to the Liquidity Agreement, dated as of February 18, 2003 (as amended by Amendment No. 1 to Liquidity Agreement dated as of February 28, 2005 and Amendment No. 2 to Liquidity Agreement dated as of February 28, 2007, the “Liquidity Agreement”);

WHEREAS, Party A, Party B and MDS are parties to the Stock Purchase Agreement, dated as of February 18, 2003 (as amended by Amendment No. 1 to Stock Purchase Agreement dated as of February 28, 2005 and Amendment No. 2 to Stock Purchase Agreement dated as of February 28, 2007, the “Stock Purchase Agreement”);

WHEREAS, pursuant to that certain letter dated May 4, 2006 from Party A to Party B, Party A agreed and acknowledged that the change in ownership of Alstra Capital Management LLC (“Alstra”) did not constitute an Additional Termination Event (under and as defined in the Agreement);

WHEREAS, Party A and Party B wish to amend the Agreement and the Confirmation; and

WHEREAS, Party A, Party B and MDS wish to amend the Liquidity Agreement and the Stock Purchase Agreement.

ACCORDINGLY, in consideration of the foregoing and of the mutual agreements herein contained:

IT IS HEREBY AGREED as follows:-

Subject to the satisfaction of the terms and conditions set forth herein, the amendments to the Agreement, the Confirmation, the Liquidity Agreement and the Stock Purchase Agreement set forth in this Amendment Agreement shall become effective as of the date hereof.

1.	Omnibus Amendments.

A.	Each reference in the Agreement, the Confirmation, the Liquidity Agreement and the Stock Purchase Agreement to “Max Re Ltd.” and “Max Re” is hereby deleted and replaced with “Max Bermuda Ltd.” and “Max Bermuda”, respectively.

B.	Each reference in the Agreement, the Confirmation, the Liquidity Agreement and the Stock Purchase Agreement to “Max Re Diversified Strategies Ltd.” is hereby deleted and replaced with “Max Diversified Strategies Ltd.”

2.	Amendments to the Agreement.

A.	Part 1(h)(ii) of the Agreement shall be deleted in its entirety and replaced with the following:

“The Adjusted Net Asset Value of the Credit Support Provider in respect of any 12 month period or any part thereof declines by more than 30%. For purposes of this Agreement, “Adjusted Net Asset Value” shall mean, as of any date of determination, the Net Asset Value as of such date, adjusted to exclude the amount of aggregate withdrawals, redemptions and distributions made to the stockholders of the Credit Support Provider in compliance with Section 8.3 of the Stock Purchase Agreement to the extent such withdrawals, redemptions and distributions are included in the calculation of “Net Asset Value” as of such date.”

B.	Part 1(h)(vi) of the Agreement shall be deleted in its entirety and replaced with the following:

“(vi) The trading manager of the Credit Support Provider shall cease for any reason to be a Qualified Manager without the prior written consent of Party A, which consent shall not be unreasonably withheld, conditioned or delayed. For purposes of this Agreement, “Qualified Manager” means the trading manager of the Credit Support Provider which is an Affiliate of Party B or the Credit Support Provider.”

C.	Part 1(h)(ix) of the Agreement shall be deleted in its entirety and replaced with the following:

“The trading manager of the Credit Support Provider fails to comply with the Investment Policy (as such Investment Policy may be amended from time to time with Party A’s written consent).”

3.	Amendments to the Confirmation.

A.	Section 2 of the Confirmation is amended by deleting and replacing the definition of “Number of Shares” under the heading ‘EQUITY AMOUNTS PAYABLE BY CIBC’ with the following:

“Number of Shares: 143,952 Shares, subject to adjustment as provided under the headings ‘ADJUSTMENTS’, ‘MANDATORY REDEMPTIONS’ and ‘PARTIALLY REDEEMABLE SHARES AND PARTIALLY ACCELERATED SHARES’.”

B.	Section 2 of the Confirmation is amended by deleting and replacing the definition of “Maximum Notional Amount” under the heading ‘EQUITY AMOUNTS PAYABLE BY CIBC’ with the following:

“Maximum Notional Amount: (i) On or prior to the “Initial Partial Acceleration Purchase Date” (as defined in the Liquidity Agreement), USD 300,000,000, and (ii) at any time after the Initial Partial Acceleration Purchase Date, USD 160,000,000.”

C.	Section 2 of the Confirmation is amended by deleting and replacing the definition of “Equity Notional Amount” under the heading ‘EQUITY AMOUNTS PAYABLE BY CIBC’ with the following:

“Equity Notional Amount: Initially, the product of (a) the Number of Shares and (b) the Unit NAV as of the last Quarterly Valuation Date prior to the Amendment Effective Date, subject to adjustment on each Quarterly Valuation Date, Mandatory Redemption Date, Partial Redemption Purchase Date (as defined in the Liquidity Agreement) and Partial Acceleration Purchase Date (as defined in the Liquidity Agreement) so that the Equity Notional Amount equals the Capped Equity Value on such Quarterly Valuation Date, Mandatory Redemption Date, Partial Redemption Purchase Date and Partial Acceleration Purchase Date, subject to adjustments as provided below under the heading ‘ADJUSTMENTS’.”

D.	Section 2 of the Confirmation is amended by adding the following under the heading ‘ADJUSTMENTS’:

“PARTIALLY REDEEMABLE SHARES AND PARTIALLY	In the event of (A) a purchase by Counterparty of any Partially Redeemable

ACCELERATED SHARES: Shares (as defined in the Liquidity Agreement) pursuant to Sections 2.2(a), 2.2(b) and 2.3(b) of the Liquidity Agreement, (B) a purchase by Counterparty of any Partially Accelerated Shares (as defined in the Liquidity Agreement) pursuant to Sections 2.2(c), 2.2(d) and 2.3(c) of the Liquidity Agreement, or (C) the redemption of any Partially Redeemable Shares by the Fund pursuant to Section 8.1 of the Liquidity Agreement, then the Equity Notional Amount and the Number of Shares shall be reduced accordingly on the relevant Equity Payment Date. Such Equity Payment Date is considered to be a Termination Date that is applicable only to the Partially Redeemable Shares or Partially Accelerated Shares that are so purchased by Counterparty or redeemed by the Fund, as the case may be.”

E.	Section 8 of the Confirmation is amended by deleting each reference to “Purchase Date” and inserting “Final Purchase Date” in lieu thereof.

F.	Section 8 of the Confirmation is further amended by deleting the reference to “Section 2.3” and inserting “Sections 2.4(a) or (b)” in lieu thereof.

4.	Amendments to the Liquidity Agreement.

A.	Article II of the Liquidity Agreement is hereby amended and restated in its entirety as follows:

“ARTICLE II.

PURCHASE OF THE SHARES

SECTION 2.1 Purchase and Sale of the Shares on the Final Purchase Date.

Upon the terms and subject to the conditions set forth in this Agreement, on the Final Purchase Date specified in Section 2.3(a), or earlier if accelerated under Section 2.4(a) or (b), CIBC shall deliver and sell the Shares (except, in each case, the Partially Redeemable Shares and Partially Accelerated Shares that have been sold by CIBC and purchased by Max Bermuda pursuant to Section 2.2 or redeemed pursuant to Section 8.1)

(a) to Max Bermuda, free and clear of all Liens, and Max Bermuda agrees to purchase from CIBC the Shares, for a purchase price equal to the net asset value of the Company’s investments and cash as determined by the Custodian Valuation as of the Final Purchase Date unless such Final Purchase Date is not the last day of a calendar month, in which case the net asset value shall be determined by the Custodian Valuation as of the last day of the calendar month immediately prior to the Final Purchase Date or

(b) pursuant to terms of an offer to purchase solicited by CIBC from third parties; provided, however, that at least 30 days prior to the Final Purchase Date, CIBC shall deliver a written notice of such offer (an “Offer Notice”) to Max Bermuda. The Offer Notice shall disclose in reasonable detail the proposed terms and conditions of the proposed offer under this section 2.1(b); provided that the purchase price specified in the Offer Notice shall be payable in cash on the Final Purchase Date. Prior to any sale under this Section 2.1(b), Max Bermuda shall be entitled to purchase the Shares at the price and on the terms specified in the Offer Notice by delivering written notice of such election (the “Election Notice”) to CIBC as soon as practicable but in no event later than 10 days prior to the Final Purchase Date. If Max Bermuda elects to purchase the Shares under this Section 2.1(b), CIBC shall deliver and sell to Max Bermuda, on the Final Purchase Date, the Shares, free and clear of all Liens for a purchase price equal to the price specified in the Offer Notice. Unless the Shares are to be acquired by Max Bermuda, CIBC may sell the shares on the Final Purchase Date to a third party at a price no less than the price per share specified in the Offer Notice and on other terms no more favorable to the transferee than offered to Max Bermuda in the Offer Notice.

In the event that Max Bermuda purchases the Shares (other than any Partially Redeemable Shares and Partially Accelerated Shares that have been sold by CIBC and purchased by Max Bermuda pursuant to Section 2.2 or redeemed pursuant to Section 8.1) from CIBC pursuant to this Section 2.1, at the final purchase closing (the “Final Purchase Closing”), CIBC agrees to deliver to Max Bermuda certificates representing such Shares, duly endorsed (or accompanied by duly executed stock transfer powers). At the Final Purchase Closing, Max Bermuda agrees to pay to CIBC the Final Purchase Price as specified in Section 2.3(a).

SECTION 2.2 Purchase and Sale of the Partially Redeemable Shares and the Partially Accelerated Shares.

(a) In the event the Company voluntarily redeems, or is required by law or regulatory authority having jurisdiction over the Company to redeem, any Common Shares held by Max Bermuda (“Max Bermuda Redeemed Shares”), CIBC shall have the right, upon the terms and subject to the conditions set forth in this Agreement, to require Max Bermuda to purchase from CIBC pursuant to this Section 2.2(a) and Section 2.3(b) herein the number of Shares equal to the product of (i) the Max Bermuda Redeemed Shares multiplied by (ii) the Pro Rata Ratio (any such Shares, “Partially Redeemable Shares”). For purposes of this Agreement, “Pro Rata Ratio” means 0.50 or such greater number as may be mutually agreed by CIBC and Max Bermuda.

(b) Upon the terms and subject to the conditions set forth in this Agreement, on each Partial Redemption Purchase Date specified in Section 2.3(b) CIBC shall deliver and sell to Max Bermuda the Partially Redeemable Shares, free and clear of all Liens, and Max Bermuda agrees to purchase from CIBC such Partially Redeemable Shares, for a purchase price equal to the net asset value of the Company’s investments and cash as determined by the Custodian Valuation as of such Partial Redemption Purchase Date unless such Partial Redemption Purchase Date is not the last day of a calendar month, in which case the net asset value shall be determined by the Custodian Valuation as of the last day of the calendar month immediately prior to such Partial Redemption Purchase Date. In the event that Max Bermuda purchases the Partially Redeemable Shares from CIBC pursuant to Section 2.2(a) and this Section 2.2(b), at the purchase closing therefor (each such purchase closing, a “Partial Redemption Purchase Closing”), CIBC agrees to deliver to Max Bermuda certificates representing such Partially Redeemable Shares, duly endorsed (or accompanied by duly executed stock transfer powers). At each Partial Redemption Purchase Closing, Max Bermuda agrees to pay to CIBC the applicable Partial Redemption Purchase Price as specified in Section 2.3(b).

(c) On or after the applicable effective date of any Partial Acceleration Notice given by Max Bermuda to CIBC pursuant to Section 2.4(c), Max Bermuda shall have the right, upon the terms and subject to the conditions set forth in this Agreement, to purchase from CIBC pursuant to this Section 2.2(c) and Section 2.3(c) herein the number of Shares specified in any such Partial Acceleration Notice (any such Shares, “Partially Accelerated Shares”).

(d) Upon the terms and subject to the conditions set forth in this Agreement, on each Partial Acceleration Purchase Date specified in Section 2.3(c) CIBC shall deliver and sell to Max Bermuda the Partially Accelerated Shares, free and clear of all Liens, and Max Bermuda agrees to purchase from CIBC such Partially Accelerated Shares, for a purchase price equal to the net asset value of the Company’s investments and cash as determined by the Custodian Valuation as of such Partial Acceleration Purchase Date unless such Partial Acceleration Purchase Date is not the last day of a calendar month, in which case the net asset value shall be determined by the Custodian Valuation as of the last day of the calendar month immediately prior to such Partial Acceleration Purchase Date. In the event that Max Bermuda purchases the Partially Accelerated Shares from CIBC pursuant to Section 2.2(c) and this Section 2.2(d), at the purchase closing therefor (each such purchase closing, a “Partial Acceleration Purchase Closing”), CIBC agrees to deliver to Max Bermuda certificates representing such Partially Accelerated Shares, duly endorsed (or accompanied by duly executed stock transfer powers). At each Partial Acceleration Purchase Closing, Max Bermuda agrees to pay to CIBC the applicable Partial Acceleration Purchase Price as specified in Section 2.3(c).

SECTION 2.3 Purchase Price; Purchase Closing.

(a) The sale and purchase of the Shares pursuant to Section 2.1 (other than any Partially Redeemable Shares and Partially Accelerated Shares that have been sold by CIBC and purchased by Max Bermuda pursuant to Section 2.2 or redeemed pursuant to Section 8.1) shall take place at the Final Purchase Closing on the Termination Date (as defined in the Swap Agreements), or earlier if accelerated under Section 2.3 herein. The date of the Final Purchase Closing is herein called the “Final Purchase Date”. The purchase price for the Shares shall be equal to the amount determined under Section 2.1(a) or (b) herein (the “Final Purchase Price”). In the event that Max Bermuda purchases such Shares from CIBC pursuant to Section 2.1 herein, payment of the Purchase Price shall be made by Max Bermuda by wire transfer of immediately available funds to such account(s) as shall have been designated by CIBC. CIBC shall deliver to Max Bermuda the certificates representing such Shares against confirmation of payment of the Final Purchase Price therefor.

(b) Each sale and purchase of the Partially Redeemable Shares pursuant to Sections 2.2(a) and 2.2(b) shall take place at the applicable Partial Redemption Purchase Closing. The date of each such Partial Redemption Purchase Closing is herein called the “Partial Redemption Purchase Date”. The purchase price for such Partially Redeemable Shares shall be equal to the amount determined under Sections 2.2(a) and 2.2(b) (the “Partial Redemption Purchase Price”). In the event that Max Bermuda purchases such Partially Redeemable Shares from CIBC pursuant to Sections 2.2(a) and 2.2(b) herein, payment of the Partial Redemption Purchase Price therefor shall be made by Max Bermuda by wire transfer of immediately available funds to such account(s) as shall have been designated by CIBC. CIBC shall deliver to Max Bermuda the certificates representing such Partially Redeemable Shares against confirmation of payment of the Partial Redemption Purchase Price therefor.

(c) Each sale and purchase of the Partially Accelerated Shares pursuant to Sections 2.2(c) and 2.2(d) shall take place at the applicable Partial Acceleration Purchase Closing. The date of each such Partial Acceleration Purchase Closing is herein called the “Partial Acceleration Purchase Date”. The purchase price for such Partially Accelerated Shares shall be equal to the amount determined under Sections 2.2(c) and 2.2(d) (the “Partial Acceleration Purchase Price”). In the event that Max Bermuda purchases such Partially Accelerated Shares from CIBC pursuant to Sections 2.2(c) and (d) herein, payment of the Partial Acceleration Purchase Price therefor shall be made by Max Bermuda by wire transfer of immediately available funds to such account(s) as shall have been designated by CIBC. CIBC shall deliver to Max Bermuda the certificates representing such Partially Accelerated Shares against confirmation of payment of the Partial Acceleration Purchase Price therefor.

(d) Each of CIBC and Max Bermuda hereby agrees and acknowledges that on March 16, 2009 (the “Initial Partial Acceleration Purchase Date”) (i) Max Bermuda shall purchase from CIBC and CIBC shall sell to Max Bermuda 50,613 Shares, which Shares will be deemed Partially Accelerated Shares for purposes of this Agreement (the “Initial Partially Accelerated Shares”), in consideration for the payment by Max Bermuda to CIBC by wire transfer of immediately available funds of USD 81,337,621.65, which amount represents the Partial Acceleration Purchase Price in respect of such Initial Partially Accelerated Shares, (ii) CIBC shall deliver to Max Bermuda the certificates representing such Initial Partially Accelerated Shares, duly endorsed (or accompanied by duly executed stock transfer powers), against confirmation of payment of the Partial Acceleration Purchase Price therefor, and (iii) the purchase and sale of such Initial Partially Accelerated Shares shall otherwise be conducted in accordance with the provisions of Sections 2.2(c), 2.2(d) and 2.3(c) herein, provided, however, that each of CIBC and Max Bermuda hereby waives the requirement under Sections 2.2(c) and 2.4(c) to deliver a Partial Acceleration Notice in respect of such Initial Partially Accelerated Shares.

SECTION 2.4 Accelerated Purchase Closing; Partial Acceleration Notice.

(a) CIBC shall have the right to accelerate the Final Purchase Date upon the occurrence of an Event of Default if Max Bermuda is the Defaulting Party or a Termination Event or Additional Termination Event if Max Bermuda is the Affected Party under the Swap Agreements.

(b) Max Bermuda shall have the right to accelerate the Final Purchase Date upon the occurrence of one or more of the following:

(i) An Event of Default if CIBC is the Defaulting Party or a Termination Event or Additional Termination Event if CIBC is the Affected Party under the Swap Agreements;

(ii) Any attempt by CIBC, directly or indirectly, to sell, assign, pledge, dispose, convey, gift, hypothecate, encumber or otherwise transfer (each, a “Transfer”) to any Person (a “Transferee”) any of the Shares except as provided in Sections 2.1 and 2.2 herein; or

(iii) Upon 30 days’ prior written notice to CIBC or such shorter period as may be agreed to by CIBC.”

(c) From time to time, upon 30 days’ prior written notice to CIBC or such shorter period as may be agreed to by CIBC (each such notice, a “Partial Acceleration Notice”), Max Bermuda shall have the right to purchase from CIBC pursuant to Sections 2.2(c) and 2.3(c) herein the number of Shares specified in any such Partial Acceleration Notice.

B.	Section 7.1 of the Liquidity Agreement is hereby amended and restated in its entirety as follows:

“SECTION 7.1 Prohibition on Transfers.

CIBC agrees that, unless at any time Max Bermuda shall otherwise expressly consent in writing, it shall not directly or indirectly Transfer to any Transferee any of the Shares, except in accordance with the terms of Sections 2.1 and 2.2 herein. Any purported Transfer in violation of this Section 7.1 shall be void and ineffectual and shall not operate to transfer any interest or title to the purported Transferee.”

C.	Section 8.1 of the Liquidity Agreement is hereby amended and restated in its entirety as follows:

“SECTION 8.1 Share Redemption.

The Company agrees that, unless at any time CIBC shall otherwise expressly consent in writing, it shall, upon the default of Max Bermuda to purchase (i) the Shares under Section 2.1(a) herein, (ii) any Partially Redeemable Shares under Sections 2.2(a) and 2.2(b) herein, or (iii) any Partially Accelerated Shares under Sections 2.2(c) and 2.2(d) herein, and, in each case, at the written request of CIBC, redeem such Shares, Partially Redeemable Shares or Partially Accelerated Shares, as the case may be, held by CIBC for cash in an amount equal to the net asset value of the Company’s cash and investments as determined by the Custodian Valuation as of the date of redemption unless the date of redemption is not the last day of a calendar month, in which case the net asset value shall be determined by the Custodian Valuation as of the last day of the calendar month immediately prior to the date of redemption. If necessary to satisfy its obligation under this Section 8.1, the Company shall liquidate, only to the extent necessary to meet its obligation, investments as rapidly as is contractually permitted to generate the cash necessary to meet the obligation hereunder.”

D.	Section 9.1 of the Liquidity Agreement is hereby amended and restated in its entirety as follows:

“SECTION 9.1 Adjustments.

In connection with any payment to be made under Sections 2.1(a) or 2.2 herein with respect to a purchase of the Shares, any Partially Redeemable Shares or any Partially Accelerated Shares, as the case may be, by Max Bermuda or under Section 8.1 herein with respect to a redemption of the Shares, any Partially Redeemable Shares or any Partially Accelerated Shares, as applicable, payment shall be made based on the Custodian Valuation reported in the most recently available monthly report from the Custodian. If such Custodian Valuation is not the Custodian Valuation specified in Sections 2.1(a), 2.2(b), 2.2(d) or 8.1, as applicable, on the date one business day following the date Max Bermuda provides to CIBC the monthly report from the Custodian containing the specified Custodian Valuation, Max Bermuda or the Company, as applicable, or CIBC shall pay to the other such amount as is necessary to result in payment of the amount due using the specified Custodian Valuation in Sections 2.1(a), 2.2(b), 2.2(d) and 8.1, as applicable.”

E.	Section 10.2 of the Liquidity Agreement is hereby amended and restated in its entirety as follows:

“SECTION 10.2 Expenses; Brokers.

CIBC shall pay any sales or transfer taxes in connection with the sales made pursuant to Sections 2.1 and 2.2 of this Agreement. The parties shall otherwise pay their own respective expenses incurred in connection with this Agreement.”

5.	Amendments to the Stock Purchase Agreement.

Article VIII of the Stock Purchase Agreement is hereby amended by adding the following as new Section 8.3:

“SECTION 8.3 Restrictions on Capital Distributions and Loans.

Not, directly or indirectly, (i) declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of the Common Shares during the Term, provided, however, that the Company may purchase, redeem, retire, defease or otherwise acquire for value any Common Shares from its stockholders, or set aside funds for any of the foregoing, or (ii) make any loans or advances to Max Bermuda or any of its Affiliates.”

6.	Consent to Termination of Alstra as Trading Manager of MDS.

Party A hereby consents to the termination of Alstra as the trading manager of MDS and hereby agrees and acknowledges that no Additional Termination Event (as defined in the Agreement) shall result from such termination.

7.	Miscellaneous.

A.	Each of Party A and Party B hereby confirms and acknowledges that, subject to the amendments set forth herein, each of the Agreement and the Confirmation shall remain in full force and effect. Each of Party A, Party B and MDS hereby confirms and acknowledges that, subject to the amendments set forth herein, the Liquidity Agreement and the Stock Purchase Agreement shall remain in full force and effect.

B.	Each of Party A, Party B and MDS hereby represents that it is duly authorized and empowered to execute, deliver and perform this Amendment Agreement and that such action does not conflict with or violate any provision of law, rule or regulation, contract, deed of trust, or other instrument to which it is a party or to which any of its property is subject, and that this Amendment Agreement is a valid and binding obligation of such party, enforceable against it in accordance with its terms.

C.	Each of Party A and Party B makes, as of the effective date of this Amendment Agreement, the representations set forth in Section 3 of the Agreement; provided that the phrase “this Agreement,” as used in said Section 3 shall mean (for the purposes of this paragraph 3 only) both this Amendment Agreement and the Agreement as amended hereby.

D.	This Amendment Agreement may be executed in counterparts and by facsimile, each of which will be deemed an original.

E.	This Amendment Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the choice of law doctrine.

[Signature page follows.]

IN WITNESS whereof the parties hereto have caused this Amendment Agreement to be duly executed the day and year first above written.

Canadian Imperial Bank of Commerce

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Name:
Title:

Max Bermuda Ltd.

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Name:
Title:

Max Diversified Strategies Ltd.

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Name:
Title: